EXHIBIT 16.2

January 15, 2014

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Cirque Energy, Inc. (fka Green Energy Renewable Solutions, Inc.)

We have read the statements that we understand Cirque Energy, Inc. (fka Green Energy Renewable Solutions, Inc.) will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049